UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 22, 2015

Warren Resources, Inc.

(Exact Name of Registrant
as Specified in Charter)

Maryland	0-33275	11-3024080
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 34th Floor

New York, New York 10036

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (212) 697-9660

(Former Name or Former Address, if Changed Since Last Report): N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into Material Definitive Agreement.

Second Lien Credit Agreement

On October 22, 2015, Warren Resources, Inc. (the “Company”), a Maryland corporation, entered into a Second Lien Credit Agreement (the “Second Lien Credit Agreement”), by and among the Company, Cortland Capital Market Services, LLC, as Administrative Agent (the “Agent”), and the lenders from time to time a party thereto.  The Second Lien Credit Agreement provides for a five-year, approximately $51.0 million term loan facility (the “Second Lien Facility”) that matures on November 1, 2020.  At the closing, certain of the lenders extended credit in the form of new term loans (the “New Loans”) in the amount of approximately $11.0 million.  In addition, certain holders of the Company’s previously-issued unsecured 9.000% Senior Notes due 2022 (the “Senior Unsecured Notes”) exchanged approximately $63.1 million in principal amount of the Company’s Senior Unsecured Notes plus accrued interest at a discount for (i) approximately $40.1 million of second lien term loans under the Second Lien Facility (the “Converted Loans” together with the New Loans, the “Second Lien Loans”), and (ii) four million (4,000,000) shares of common stock, par value $.0001 per share (the “Common Stock”) of the Company.

The Second Lien Facility is subject to prepayment in respect of asset sales, subject to limited reinvestment rights and certain excluded asset sales.  The Second Lien Facility is guaranteed by Warren Resources of California, Inc., Warren E&P, Inc. and Warren Marcellus LLC, which are three of the Company’s wholly-owned subsidiaries (the “Guarantors”) on substantially similar terms as the guarantees related to the Company’s credit agreement dated as of May 22, 2015, among the Company, as Borrower, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto (as amended from time to time, the “First Lien Facility”).

The Second Lien Facility is secured by second-priority liens on substantially all of the oil and gas assets of the Company and the Guarantors and on all of the equity interest in the Guarantors, to the extent such assets or interests secure the First Lien Facility.  Pursuant to the terms of an intercreditor agreement, the security interest in those assets that secure the Second Lien Loans and the guarantees are contractually subordinated to the first-priority liens that secure the First Lien Facility and certain other permitted indebtedness (including third party swaps and derivative transactions).  Consequently, the Second Lien Loans and the guarantees will be effectively subordinated to the First Lien Facility and such other indebtedness to the extent of the value of such assets.

Proceeds of the New Loans under the Second Lien Facility may be used from time to time for working capital, capital expenditures, repayment of outstanding debt, acquisitions and other general corporate purposes.

The annual interest rate on borrowings under the Second Lien Facility will be 12%, with interest payable semi-annually in arrears.  On the first three semi-annual interest payment dates, beginning with April 20, 2016, the Company may elect to pay up to 6% of such interest by capitalizing accrued and unpaid interest and adding the same to the principal amount of the Second Lien Loans then outstanding.  For the subsequent three semi-annual interest payment dates, beginning with October 20, 2017 and ending October 20, 2018, the Company may elect to pay up to 1.5% of such interest by capitalizing accrued and unpaid interest and adding the same to the principal amount of the Second Lien Loans then outstanding.

At any time prior to May 22, 2016 (the “First Call Date”), the Company may repay the term loans under the Second Lien Facility, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of the notes plus a make-whole premium, together with accrued and unpaid interest, if any to the redemption date.  The term loans may be repaid, in whole or in part, on or after May 22, 2016 at repayment prices equal to the principal amount multiplied by the percentage set forth below (as determined based upon the applicable date), plus accrued and unpaid interest, if any:

Date of Repayment	Percentage
From (but excluding) the First Call Date to (and including) the first anniversary of the First Call Date	104.00%
From (but excluding) the first anniversary of the First Call Date to (and including) the second anniversary of the First Call Date	102.00%
From (but excluding) the second anniversary of the First Call Date to (and including) the third anniversary of the First Call Date	101.00%
From (but excluding) the third anniversary of the First Call Date and thereafter	100.00%

Notwithstanding the foregoing, prepayments funded from the proceeds of sales of certain of the Company’s oil and gas properties will be subject to a 101% repayment premium.

The Second Lien Facility is subject to other usual and customary conditions, representations, warranties and covenants, including restrictions on certain additional indebtedness, liens, contingent obligations, dividends to shareholders, optional debt prepayments, investments, mergers, acquisitions, asset dispositions, repurchase or redemption of our common stock, speculative commodity transactions, transactions with affiliates and other matters. The Second Lien Facility is subject to customary events of default.  If an event of default occurs and is continuing, the Agent may, or at the request of certain required lenders shall, accelerate amounts due under the Second Lien Facility (except for a bankruptcy event of default, in which case such amounts will automatically become due and payable).

The foregoing description of the Second Lien Credit Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Amendment No. 1 to First Lien Facility and Draw under First Lien Facility

In connection with the closing of the Second Lien Credit Agreement, effective October 22, 2015, the Company entered into an amendment (the “First Amendment”) to its First Lien Facility by and among the Company, Wilmington Trust, National Association, as Administrative Agent, and the lenders from time to time party thereto (the “First Lien Lenders”).  The First Amendment, among other things, authorizes the Second Lien Credit Agreement and documents related thereto and provides for certain changes to the First Lien Facility to conform to the language in the Second Lien Credit Agreement, and makes certain other changes to the First Lien Facility, including, among other things, to provide that: (i) asset sales with proceeds in excess of $1,000,000 and the reinvestment of such asset sales proceeds will be at the discretion of the First Lien Lenders, and (ii) the Company’s compliance with the Consolidated First Lien Leverage Ratio (as defined in the First Lien Facility) will begin being measured as of June 30, 2016 (instead of December 31, 2016, as required pursuant to the terms of the original First Lien Facility) and the quarterly testing dates of each year will require the delivery of a compliance certificate within 25 days after such date. The Company is evaluating various strategic options in order to position itself for compliance with such covenants as they come into effect in the event that commodity pricing does not improve in the intervening period.

Additionally, in connection with the closing of the Second Lien Credit Agreement, the Company is making a $10,000,000 draw under the First Lien Facility.  The draw will be funded within 10 business days.  As disclosed in the Company’s Current Report on Form 8-K filed May 26, 2015, the First Lien Facility provided commitments for delayed draw term loans for up to $30,000,000, subject to certain incurrence tests.  As a result of this draw, the Company has made aggregate draws of $15,000,000 under the First Lien Facility. The First Amendment provides that any future draws by the Company of the remaining availability under the First Lien Facility will be at the sole discretion of the First Lien Lenders.

The foregoing description of the First Amendment set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Common Stock Registration Rights Agreement

In connection with the closing of the Second Lien Credit Agreement and exchange by certain holders of the Company’s Senior Unsecured Notes for Converted Loans and shares of the Company’s Common Stock as described above, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated October 22, 2015, by and between the Company and the holders named therein.  Pursuant to the Registration Rights Agreement, the Company will use its reasonable best efforts to (i) file a resale registration statement with respect to all of the shares of the Company’s Common Stock as described above within thirty (30) days following the closing date (the “Closing Date”), and (ii) cause such resale registration statement to become or be declared effective ninety (90) days following the Closing Date.

In limited circumstances, the holders will have piggyback registration rights as detailed in the Registration Rights Agreement.

The description of the Registration Rights Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of the form of which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

See “Second Lien Credit Agreement” in Item 1.01 above, the contents of which are incorporated by reference herein.

Item 3.02.    Unregistered Sales of Equity Securities.

On October 22, 2015, in connection with the exchange by certain holders of the Company’s Senior Unsecured Notes for Converted Loans and shares of the Company’s Common Stock as described in “Second Lien Credit Agreement” in Item 1.01 above, the Company issued 4,000,000 shares of the Company’s Common Stock. Such issuance was made in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 7.01.    Regulation FD Disclosure.

On October 22, 2015, the Company issued a press release announcing the closing of the Second Lien Facility and the completion of the related exchange of Senior Unsecured Notes.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
4.1	Form of Registration Rights Agreement, dated as of October 22, 2015, between Warren Resources, Inc. and the holders named therein.
10.1	Second Lien Credit Agreement, dated as of October 22, 2015, among Warren Resources, Inc., as Borrower, Cortland Capital Market Services, LLC, as Administrative Agent, and the lenders party thereto.
10.2

Amendment No. 1 to Credit Agreement, dated as of October 22, 2015, among Warren Resources, Inc., as Borrower, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto.

99.1	Press Release of Warren Resources, Inc., dated October 22, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 22, 2015

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ Saema Somalya
Saema Somalya,
Senior Vice President,
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Registration Rights Agreement, dated as of October 22, 2015, between Warren Resources, Inc. and the holders named therein.
10.1	Second Lien Credit Agreement, dated as of October 22, 2015, among Warren Resources, Inc., as Borrower, Cortland Capital Market Services, LLC, as Administrative Agent, and the lenders party thereto.
10.2

Amendment No. 1 to Credit Agreement, dated as of October 22, 2015, among Warren Resources, Inc., as Borrower, Wilmington Trust, National Association, as Administrative Agent, and the lenders party thereto.

99.1	Press Release of Warren Resources, Inc., dated October 22, 2015.